Exhibit 99.1

ENSERVCO Announces Appointment of Ian Dickinson as President and Chief Executive Officer, Replacing Retiring Rick Kasch

DENVER, CO--(Marketwired - May 10, 2017) -  ENSERVCO Corporation (NYSE MKT: ENSV), a diversified national provider of well-site services to the domestic onshore conventional and unconventional oil and gas industries, today announced the appointment of Ian Dickinson as president, CEO and a member of the Board of Directors. Dickinson succeeds Rick Kasch, who is retiring from his positions as president, CEO and board member.

Dickinson is a well-rounded senior executive who brings a strong track record in the areas of private equity, oilfield service equipment, M&A and finance. He was previously president and CEO of Premier Oilfield Equipment, where he expanded the geographic reach and product offerings of the business via strategic partnerships and strong relationships with oil and gas exploration and production companies throughout the U.S. He is a former partner with Caddis Capital Investments, a private equity firm where he had asset management responsibilities, including acquisitions, asset optimization and divestitures. Prior assignments include CFO and vice president of finance positions with a number of emerging growth companies.

"I'm pleased and honored with my appointment as CEO of ENSERVCO," said Ian Dickinson. "I'm joining the Company at an exciting time in its history. Industry activity is rebounding, our financial performance is improving, our core well enhancement service segment is once again growing, and demand is very strong for our new water transfer service, which is an exciting extension of our service offerings. In my view, the Company's market value does not accurately reflect the intrinsic value of the Company, our growth prospects and the resurgence we're beginning to see in the industry. I intend to take a very active role in managing the business for continued profitable growth. My early priorities will be refinancing our debt, strengthening new and existing business development activities and increasing efficiencies throughout the organization.

"Prior to the industry downturn more than two years ago, ENSERVCO was arguably one of the top performing small oilfield services companies in the industry, achieving consistent growth in revenue and EBITDA and performing at a very high level," Dickinson added. "The downturn has been tough on all companies in our sector, but ENSERVCO has weathered the storm. Today, with the industry on the rebound, we have the advantages of a much larger, relatively young fleet, an expanded and more diversified services portfolio, enhanced geographic reach and solid customer relationships. Accordingly, assuming stable to steadily increasing commodity prices, we believe we're well positioned to achieve our growth objectives and deliver enhanced shareholder value."

Rich Murphy, Chairman of the Board of ENSERVCO, added, "We are very pleased to have attracted someone of the caliber of Ian Dickinson. He has demonstrated strong leadership in all his prior assignments and is well known and well regarded in the oilfield services equipment industry. We believe he's the right person to help ENSERVCO achieve its potential and we look forward to supporting his efforts in every way possible. On behalf of the board of directors, we also want to thank Rick Kasch for his years of service to ENSERVCO and wish him well in his retirement."

About ENSERVCOThrough its various operating subsidiaries, ENSERVCO provides a wide range of oilfield services, including hot oiling, acidizing, frac water heating, water transfer, bacteria and scaling treatment, water hauling and oilfield support equipment rental. The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Kansas, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com

Cautionary Note Regarding Forward-Looking Statements
This news release contains information that is "forward-looking" in that it describes events and conditions ENSERVCO reasonably expects to occur in the future. Expectations for the future performance of ENSERVCO are dependent upon a number of factors, and there can be no assurance that ENSERVCO will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond ENSERVCO's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in ENSERVCO's annual report on Form 10-K for the year ended December 31, 2016, and subsequently filed documents with the SEC. Forward looking statements in this news release that are subject to risk include expectations for, and sustainability of, the industry recovery; ability to grow the well enhancement service business and sustain high demand for the water transfer service; the ability to build shareholder value and achieve profitable growth; the assertion that ENSERVCO's market value does not accurately reflect the intrinsic value of the Company; prospects for stable to steadily increasing commodity prices; and the ability to refinance debt, strengthen new business development activities and increase efficiencies. It is important that each person reviewing this release understand the significant risks attendant to the operations of ENSERVCO. ENSERVCO disclaims any obligation to update any forward-looking statement made herein.

Contacts:Pfeiffer High Investor Relations, Inc.
Jay Pfeiffer
Phone 303-393-7044
Email: jay@pfeifferhigh.com